EXHIBIT 99.1

Home BancShares, Inc. Announces a 28.3% Increase in Second Quarter Earnings

CONWAY, Ark., July 21, 2016 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced a record quarterly profit of $43.5 million, or $0.31 diluted earnings per share for the second quarter of 2016 compared to $33.9 million or $0.25 diluted earnings per share (split adjusted) for the same quarter in 2015.  The Company increased its second quarter earnings by $9.6 million or 28.3% for the three months ended June 30, 2016 compared to the same period of the previous year.  The Company also announced $172.5 million in quarterly organic loan growth during the second quarter of 2016, a core efficiency ratio of 36.84% and a quarterly return on assets of 1.83%.

“During the second quarter of 2016, we continued our momentum growing both earnings and organic loans,” said John Allison, Chairman. “Organic loans grew by $172.5 million for the quarter, while the core efficiency ratio improved again to an impressive 36.84%.  Additionally, we are pleased to have crossed another milestone by reporting a quarterly return on assets greater than 1.80% for the second quarter of 2016 at 1.83%.”

“The second quarter of 2016 marked the twenty-first consecutive quarter we have successively reported the most profitable quarter in the Company's history,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer. “Our second quarter earnings are $43.5 million, which is 5.0%, higher than the previous record quarterly earnings reported for Home BancShares.  The Company’s diluted earnings per share reached a new high of $0.31 per share for the quarter just ended.”

“The Company’s second quarter financial results and organic loan growth are excellent considering the amount of loan payoffs during the quarter. This gives us the momentum to seek opportunities to expand our existing footprint or enter new markets,” added Tracy French, Centennial Bank President and Chief Executive Officer.  “Because we have the ability to both generate and retain a substantial amount of capital each quarter, this puts us in the enviable position to self-fund the capital we need for organic growth opportunities as they arise.”

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss sharing and non-loss sharing acquisitions.  During our second quarter 2016 impairment testing, several non-loss share pools were determined to have a material projected credit improvement. This projected credit improvement offset by the expected decline in accretion income from the maturing of acquired loan portfolios, resulted in a net improvement of recognized accretion income when compared to the first quarter of 2016.  Consequently, yields on loans and net interest margin for the quarter just ended are slightly increased when compared to the first quarter of 2016.

Net interest margin, on a fully taxable equivalent basis, was 4.83% for the quarter just ended compared to 5.00% for the same quarter in 2015 and compared to 4.81% for the first quarter of 2016.  Accretion yield on purchased loans increased $300,000 from $10.7 million for the first quarter of 2016 to $11.0 million for second quarter of 2016.  The net interest margin, excluding accretion yield on purchased loans increased slightly from the first quarter of 2016 to the second quarter of 2016 at 4.22% and 4.24%, respectively.

During the second quarter of 2016, the Company recorded a provision for loan loss of $5.7 million compared to $5.4 million in the second quarter of 2015.  The $5.7 million of provision for loan loss is a reflection of the organic loan growth and net charge-offs for the second quarter of 2016.

The Company reported $21.8 million of non-interest income for the second quarter of 2016, compared to $17.0 million for the second quarter of 2015.  The most important components of the second quarter non-interest income were $8.0 million from other service charges and fees, $6.2 million from service charges on deposits accounts, $3.5 million from mortgage lending income, $2.5 million from other income, $840,000 from gain on sale of branches, equipment and other assets, net and $617,000 from insurance commissions offset by the $941,000 of loss on OREO and $410,000 of net amortization on the FDIC indemnification asset.  Other income includes $241,000 of loan recoveries on our FDIC covered transactions and a $925,000 recovery on other historical losses.

As a result of the recognized credit improvements in prior years, the Company has been decreasing the base of the indemnification asset to be recognized as FDIC amortization over the weighted average life of the loss-share agreements.  The recognition of this amortization has begun to slow down as the five-year loss-share has expired and only the ten-year loss-share remains.  Consequently, there was a $1.8 million decline of FDIC indemnification amortization from the second quarter of 2015 to the second quarter of 2016.

Non-interest expense for the second quarter of 2016 was $47.6 million compared to $43.3 million for the second quarter of 2015.  This increase is primarily associated with the establishment of the Centennial Commercial Finance Group (“Centennial CFG”) in New York City during the second quarter of 2015, the acquisition of FBBI during the fourth quarter of 2015 and $1.2 million of write-downs on vacant properties from closed branches during the second quarter of 2016.  For the second quarter of 2016, our core efficiency ratio was 36.84% which is improved from the 40.30% reported for second quarter of 2015.

Financial Condition

Total non-covered loans were $6.96 billion at June 30, 2016 compared to $6.58 billion at December 31, 2015.  Total covered loans were $57.4 million at June 30, 2016 compared to $62.2 million at December 31, 2015.  Total deposits were $6.71 billion at June 30, 2016 compared to $6.44 billion at December 31, 2015.  Total assets were $9.58 billion at June 30, 2016 compared to $9.29 billion at December 31, 2015.

From December 31, 2015 to June 30, 2016, the Company produced approximately $385.3 million of organic non-covered loan growth, of which $209.7 million is associated with loan originations in the legacy footprint with the remaining $175.6 million being associated with Centennial CFG.  Centennial CFG had loans of $891.3 million at June 30, 2016.

From March 31, 2016 to June 30, 2016, the Company produced approximately $172.5 million of organic non-covered loan growth, of which $132.6 million is associated with loan originations in the legacy footprint with the remaining $39.9 million being associated with Centennial CFG.

Non-performing non-covered loans at June 30, 2016 are $27.3 million, $28.3 million, $397,000 and zero in the Arkansas, Florida, Alabama and Centennial CFG markets, respectively, for a total of $56.0 million.  Non-performing non-covered loans as a percent of total non-covered loans were 0.80% as of June 30, 2016 compared to 0.92% as of December 31, 2015.  Non-performing non-covered assets at June 30, 2016 are $40.6 million, $31.9 million, $998,000 and zero in the Arkansas, Florida and Alabama and Centennial CFG markets, respectively, for a total of $73.5 million.  Non-performing non-covered assets as a percent of total non-covered assets were 0.77% as of June 30, 2016 compared to 0.85% as of December 31, 2015.

The Company’s allowance for loan losses for non-covered loans was $71.8 million at June 30, 2016, or 1.03% of total non-covered loans, compared to $66.6 million, or 1.01% of total non-covered loans, at December 31, 2015.  As of June 30, 2016 and December 31, 2015, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 2.56% and 3.07%, respectively.  This decrease is primarily the result of organic loan growth in 2016 plus projected credit improvement from previous periods on the acquired impaired loans and write-downs on purchased credit impaired loans.  As of June 30, 2016 and December 31, 2015, the Company’s allowance for loan losses for non-covered loans was 128% and 111% of its total non-performing non-covered loans, respectively.

Stockholders’ equity was $1.26 billion at June 30, 2016 compared to $1.20 billion at December 31, 2015, an increase of $65.2 million.  Book value per common share was $9.01 at June 30, 2016 compared to $8.55 (split adjusted) at December 31, 2015.  Tangible book value per common share was $6.18 at June 30, 2016 compared to $5.71 (split adjusted) at December 31, 2015 for an annualized increase of 16.6%.

Branches

In an effort to achieve efficiencies primarily from the acquisitions, the Company closed and sold its Clermont, Florida location during the second quarter of 2016 for a gain of $738,000.  During the third quarter of 2016, the Company has plans to add deposit operations to its loan production office in New York City and close one Arkansas location. The Company currently has 77 branches in Arkansas, 58 branches in Florida, 6 branches in Alabama plus one branch and one loan production office in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, July 21, 2016.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10087841.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register at any time prior to the call and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10087841, which will be available until July 28, 2016 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and a loan production office in New York City. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(In thousands)	2016	2016	2015	2015	2015

ASSETS

Cash and due from banks	$136,632	$115,206	$111,258	$120,262	$116,682
Interest-bearing deposits with other banks	48,762	42,866	144,565	108,394	87,729
Cash and cash equivalents	185,394	158,072	255,823	228,656	204,411
Federal funds sold	525	7,050	1,550	-	-
Investment securities - available-for-sale	1,221,778	1,207,773	1,206,580	1,141,405	1,080,000
Investment securities - held-to-maturity	287,725	299,050	309,042	324,949	336,993
Loans receivable not covered by loss share	6,964,716	6,792,170	6,579,401	5,900,175	5,499,028
Loans receivable covered by FDIC loss share	57,440	60,042	62,170	105,414	159,891
Allowance for loan losses	(74,341)	(72,306)	(69,224)	(63,659)	(60,258)
Loans receivable, net	6,947,815	6,779,906	6,572,347	5,941,930	5,598,661
Bank premises and equipment, net	207,932	210,764	212,163	205,505	209,425
Foreclosed assets held for sale not covered by loss share	17,573	19,657	18,526	18,204	16,539
Foreclosed assets held for sale covered by FDIC loss share	205	545	614	2,612	4,472
FDIC indemnification asset	8,130	8,656	9,284	11,290	15,874
Cash value of life insurance	85,889	85,538	85,146	75,281	75,015
Accrued interest receivable	28,548	28,833	29,132	26,977	24,447
Deferred tax asset, net	61,613	69,564	71,565	63,075	62,088
Goodwill	377,983	377,983	377,983	322,728	322,728
Core deposit and other intangibles	19,835	20,597	21,443	18,828	19,816
Other assets	131,181	123,463	117,924	134,113	103,913
Total assets	$9,582,126	$9,397,451	$9,289,122	$8,515,553	$8,074,382

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$1,645,472	$1,562,565	$1,456,624	$1,409,949	$1,406,051
Savings and interest-bearing transaction accounts	3,678,546	3,602,868	3,551,684	3,230,722	3,099,522
Time deposits	1,388,930	1,412,086	1,430,201	1,312,343	1,372,463
Total deposits	6,712,948	6,577,519	6,438,509	5,953,014	5,878,036
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	111,072	121,906	128,389	134,142	150,746
FHLB and other borrowed funds	1,380,889	1,336,233	1,405,945	1,216,152	866,907
Accrued interest payable and other liabilities	51,476	73,185	55,696	60,141	56,166
Subordinated debentures	60,826	60,826	60,826	60,826	60,826
Total liabilities	8,317,211	8,169,669	8,089,365	7,424,275	7,012,681

Stockholders' equity
Common stock	1,404	702	701	680	677
Capital surplus	863,560	862,827	867,981	782,500	780,731
Retained earnings	389,014	357,788	326,898	299,984	274,409
Accumulated other comprehensive income	10,937	6,465	4,177	8,114	5,884
Total stockholders' equity	1,264,915	1,227,782	1,199,757	1,091,278	1,061,701
Total liabilities and stockholders' equity	$9,582,126	$9,397,451	$9,289,122	$8,515,553	$8,074,382

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(In thousands)	2016	2016	2015	2015	2015	2016	2015

Interest income
Loans	$100,415	$96,913	$97,772	$88,671	$82,360	$197,328	$157,847
Investment securities
Taxable	5,145	5,450	5,865	5,157	5,130	10,595	10,673
Tax-exempt	2,823	2,815	2,879	2,789	2,774	5,638	5,526
Deposits - other banks	106	102	66	32	44	208	135
Federal funds sold	1	4	9	4	3	5	11

Total interest income	108,490	105,284	106,591	96,653	90,311	213,774	174,192

Interest expense
Interest on deposits	3,854	3,634	3,357	3,045	3,311	7,488	6,569
Federal funds purchased	1	1	1	1	1	2	2
FHLB borrowed funds	3,074	3,070	2,641	2,030	1,053	6,144	2,103
Securities sold under agreements to repurchase	134	145	140	146	163	279	335
Subordinated debentures	386	377	351	340	334	763	663

Total interest expense	7,449	7,227	6,490	5,562	4,862	14,676	9,672

Net interest income	101,041	98,057	100,101	91,091	85,449	199,098	164,520
Provision for loan losses	5,692	5,677	8,890	7,106	5,381	11,369	9,168
Net interest income after
provision for loan losses	95,349	92,380	91,211	83,985	80,068	187,729	155,352

Non-interest income
Service charges on deposit accounts	6,151	5,929	6,528	6,250	6,056	12,080	11,474
Other service charges and fees	7,968	7,117	6,827	6,644	6,499	15,085	12,715
Trust fees	359	404	365	398	1,186	763	1,618
Mortgage lending income	3,481	2,863	2,404	3,132	2,955	6,344	4,887
Insurance commissions	617	657	513	548	640	1,274	1,207
Income from title services	3	4	54	28	36	7	70
Increase in cash value of life insurance	353	395	328	268	295	748	603
Dividends from FHLB, FRB, Bankers' bank & other	719	620	431	433	419	1,339	834
Gain on acquisitions	-	-	-	-	-	-	1,635
Gain on sale of SBA loans	79	-	390	151	-	79	-
Gain (loss) on sale of branches, equipment and other assets, net	840	(53)	23	(266)	21	787	29
Gain (loss) on OREO, net	(941)	96	(507)	(40)	(263)	(845)	230
Gain (loss) on securities, net	15	10	-	-	-	25	4
FDIC indemnification accretion/(amortization), net	(410)	(362)	(1,239)	(1,994)	(2,202)	(772)	(6,158)
Other income	2,538	1,757	1,139	993	1,385	4,295	2,549

Total non-interest income	21,772	19,437	17,256	16,545	17,027	41,209	31,697

Non-interest expense
Salaries and employee benefits	25,437	23,958	23,841	22,225	22,056	49,395	41,446
Occupancy and equipment	6,509	6,671	6,700	6,540	6,678	13,180	12,727
Data processing expense	2,766	2,664	2,673	2,619	3,063	5,430	5,482
Other operating expenses	12,875	12,355	15,785	13,209	11,453	25,230	24,308

Total non-interest expense	47,587	45,648	48,999	44,593	43,250	93,235	83,963

Income before income taxes	69,534	66,169	59,468	55,937	53,845	135,703	103,086
Income tax expense	26,025	24,742	22,035	20,196	19,939	50,767	38,061
Net income	$43,509	$41,427	$37,433	$35,741	$33,906	$84,936	$65,025

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2016	2016	2015	2015	2015	2016	2015

PER SHARE DATA

Diluted earnings per common share	$0.31	$0.29	$0.27	$0.26	$0.25	$0.60	$0.48
Diluted earnings per common share excluding merger expenses	0.31	0.29	0.28	0.26	0.25	0.60	0.49
Diluted earnings per common share excluding intangible amortization	0.31	0.30	0.27	0.27	0.25	0.61	0.49
Basic earnings per common share	0.31	0.30	0.27	0.26	0.25	0.61	0.48
Dividends per share - common	0.0875	0.0750	0.0750	0.0750	0.0625	0.1625	0.1250
Book value per common share	9.01	8.75	8.55	8.02	7.83	9.01	7.83
Tangible book value per common share	6.18	5.91	5.71	5.51	5.31	6.18	5.31

STOCK INFORMATION

Average common shares outstanding	140,382	140,390	140,234	135,738	135,265	140,386	135,222
Average diluted shares outstanding	140,608	140,687	140,617	136,162	135,832	140,667	135,825
End of period common shares outstanding	140,382	140,380	140,241	136,001	135,549	140,382	135,549

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.83%	1.79%	1.62%	1.72%	1.72%	1.81%	1.70%
Return on average assets excluding intangible amortization	1.93%	1.89%	1.72%	1.83%	1.83%	1.91%	1.81%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	3.33%	3.27%	3.27%	3.24%	3.20%	3.30%	3.12%
Return on average common equity	14.11%	13.77%	12.53%	13.23%	12.98%	13.94%	12.66%
Return on average tangible common equity excluding intangible amortization	21.01%	20.79%	19.07%	19.76%	19.68%	20.90%	19.34%
Efficiency ratio	37.52%	37.50%	40.32%	39.79%	40.39%	37.51%	40.88%
Core efficiency ratio	36.84%	36.92%	37.86%	39.30%	40.30%	36.88%	40.55%
Net interest margin - FTE	4.83%	4.81%	4.95%	5.03%	5.00%	4.82%	4.97%
Fully taxable equivalent adjustment	$1,974	$1,973	$2,025	$1,951	$1,879	$3,947	$3,734
Total revenue	130,262	124,721	123,847	113,198	107,338	254,983	205,889

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$43,509	$41,427	$37,433	$35,741	$33,906	$84,936	$65,025
Intangible amortization after-tax	463	514	524	600	669	977	1,355
Earnings excluding intangible amortization	$43,972	$41,941	$37,957	$36,341	$34,575	$85,913	$66,380

GAAP diluted earnings per share	$0.31	$0.29	$0.27	$0.26	$0.25	$0.60	$0.48
Intangible amortization after-tax	-	0.01	-	0.01	-	0.01	0.01
Diluted earnings per share excluding intangible amortization	$0.31	$0.30	$0.27	$0.27	$0.25	$0.61	$0.49

OTHER OPERATING EXPENSES

Advertising	$733	$823	$644	$906	$657	$1,556	$1,436
Merger and acquisition expenses	-	-	2,909	474	-	-	1,417
Amortization of intangibles	763	845	862	988	1,100	1,608	2,229
Electronic banking expense	1,237	1,456	1,283	1,352	1,299	2,693	2,531
Directors' fees	289	275	262	233	281	564	576
Due from bank service charges	337	305	304	291	286	642	501
FDIC and state assessment	1,446	1,446	1,443	1,276	1,172	2,892	2,568
Insurance	544	533	642	617	617	1,077	1,283
Legal and accounting	658	523	537	338	706	1,181	1,153
Other professional fees	1,044	925	1,231	947	560	1,969	1,048
Operating supplies	419	436	473	464	509	855	943
Postage	260	286	299	293	295	546	604
Telephone	455	487	499	444	470	942	974
Other expense	4,690	4,015	4,397	4,586	3,501	8,705	7,045

Total other operating expenses	$12,875	$12,355	$15,785	$13,209	$11,453	$25,230	$24,308

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2016	2016	2015	2015	2015

BALANCE SHEET RATIOS

Total loans to total deposits	104.61%	104.18%	103.15%	100.88%	96.27%
Common equity to assets	13.20%	13.07%	12.92%	12.82%	13.15%
Tangible common equity to tangible assets	9.44%	9.21%	9.00%	9.17%	9.30%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$69,780	$66,636	$60,581	$55,877	$52,731
Loans charged off	4,367	3,876	4,316	3,966	3,339
Recoveries of loans previously charged off	709	1,343	1,188	535	1,184
Net loans (recovered)/charged off	3,658	2,533	3,128	3,431	2,155
Provision for loan losses	5,692	5,677	8,890	7,106	5,301
Reclass of provision for loan losses attributable to FDIC loss share agreements	-	-	293	1,029	-
Balance, end of period	$71,814	$69,780	$66,636	$60,581	$55,877

Discount for credit losses on non-covered loans acquired	109,485	129,837	139,498	134,131	131,746
Net (recoveries) charge-offs on loans not covered by loss share to average non-covered loans	0.21%	0.15%	0.19%	0.24%	0.16%
Allowance for loan losses for non-covered loans to total non-covered loans	1.03%	1.03%	1.01%	1.03%	1.02%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	2.56%	2.88%	3.07%	3.23%	3.33%

Covered
Balance, beginning of period	$2,526	$2,588	$3,078	$4,381	$3,795
Loans charged off	-	71	158	251	-
Recoveries of loans previously charged off	1	9	(39)	(318)	186
Net loans charged off/(recovered)	(1)	62	197	569	(186)
Provision for loan losses forecasted outside of loss share	-	-	-	295	-
Provision for loan losses before benefit attributable to FDIC loss share agreements	-	-	-	-	400
Benefit attributable to FDIC loss share agreements	-	-	-	(295)	(320)
Net provision for loan losses	-	-	-	-	80
Reclass of provision for loan losses attributable to FDIC loss share agreements	-	-	(293)	(1,029)	-
Increase (decrease) in FDIC indemnification asset	-	-	-	295	320
Balance, end of period	$2,527	$2,526	$2,588	$3,078	$4,381

Total allowance for loan losses	$74,341	$72,306	$69,224	$63,659	$60,258

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$36,660	$33,409	$36,374	$37,405	$29,033
Non-covered loans past due 90 days or more	19,302	22,008	23,845	11,390	10,847
Total non-performing non-covered loans	55,962	55,417	60,219	48,795	39,880
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	17,573	19,657	18,526	18,204	16,539
Other non-performing non-covered assets	-	-	38	14	12
Total other non-performing non-covered assets	17,573	19,657	18,564	18,218	16,551
Total non-performing non-covered assets	$73,535	$75,074	$78,783	$67,013	$56,431

Allowance for loan losses for non-covered loans to non-performing non-covered loans	128.33%	125.92%	110.66%	124.15%	140.11%
Non-performing non-covered loans to total non-covered loans	0.80%	0.82%	0.92%	0.83%	0.73%
Non-performing non-covered assets to total non-covered assets	0.77%	0.80%	0.85%	0.80%	0.71%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2016	2016	2015	2015	2015

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$2,883,970	$2,889,735	$2,968,147	$2,655,882	$2,477,688
Construction/land development	1,066,844	976,098	943,095	805,003	796,589
Agricultural	78,535	75,763	75,027	75,233	81,633
Residential real estate loans
Residential 1-4 family	1,207,756	1,145,080	1,130,714	1,055,504	997,952
Multifamily residential	394,980	437,721	429,872	392,483	321,593
Total real estate	5,632,085	5,524,397	5,546,855	4,984,105	4,675,455
Consumer	48,933	50,090	52,258	46,677	48,320
Commercial and industrial	1,130,372	1,070,139	850,357	749,846	658,501
Agricultural	69,666	63,482	67,109	78,217	72,766
Other	83,660	84,062	62,822	41,330	43,986
Loans receivable not covered by loss share	$6,964,716	$6,792,170	$6,579,401	$5,900,175	$5,499,028

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$192	$192	$188	$25,903	$54,777
Construction/land development	1,700	1,702	1,692	7,836	24,003
Agricultural	-	-	-	735	848
Residential real estate loans
Residential 1-4 family	54,660	57,243	59,565	66,447	72,002
Multifamily residential	372	379	384	1,200	1,394
Total real estate	56,924	59,516	61,829	102,121	153,024
Consumer	-	-	-	10	17
Commercial and industrial	404	414	230	2,682	6,118
Agricultural	-	-	-	-	-
Other	112	112	111	601	732
Loans receivable covered by loss share	$57,440	$60,042	$62,170	$105,414	$159,891

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2016			March 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$112,537	$106	0.38%	$113,831	$102	0.36%
Federal funds sold	1,509	1	0.27%	3,049	4	0.53%
Investment securities - taxable	1,170,091	5,145	1.77%	1,177,595	5,450	1.86%
Investment securities - non-taxable - FTE	332,091	4,611	5.58%	338,988	4,598	5.46%
Loans receivable - FTE	6,969,727	100,601	5.81%	6,729,060	97,103	5.80%
Total interest-earning assets	8,585,955	110,464	5.17%	8,362,523	107,257	5.16%
Non-earning assets	976,669			968,099
Total assets	$9,562,624			$9,330,622

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,677,650	$2,141	0.23%	$3,593,914	$2,018	0.23%
Time deposits	1,393,023	1,713	0.49%	1,393,591	1,616	0.47%
Total interest-bearing deposits	5,070,673	3,854	0.31%	4,987,505	3,634	0.29%
Federal funds purchased	330	1	1.22%	610	1	0.66%
Securities sold under agreement to repurchase	115,849	134	0.47%	128,897	145	0.45%
FHLB borrowed funds	1,402,465	3,074	0.88%	1,368,457	3,070	0.90%
Subordinated debentures	60,826	386	2.55%	60,826	377	2.49%
Total interest-bearing liabilities	6,650,143	7,449	0.45%	6,546,295	7,227	0.44%
Non-interest bearing liabilities
Non-interest bearing deposits	1,611,282			1,514,169
Other liabilities	61,119			59,891
Total liabilities	8,322,544			8,120,355
Shareholders' equity	1,240,080			1,210,267
Total liabilities and shareholders' equity	$9,562,624			$9,330,622
Net interest spread			4.72%			4.72%
Net interest income and margin - FTE		$103,015	4.83%		$100,030	4.81%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2016			June 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$110,842	$208	0.38%	$117,883	$135	0.23%
Federal funds sold	2,279	5	0.44%	9,792	11	0.23%
Investment securities - taxable	1,173,843	10,595	1.82%	1,081,864	10,673	1.99%
Investment securities - non-taxable - FTE	335,539	9,209	5.52%	327,534	9,047	5.57%
Loans receivable - FTE	6,849,394	197,704	5.80%	5,289,205	158,060	6.03%
Total interest-earning assets	8,471,897	217,721	5.17%	6,826,278	177,926	5.26%
Non-earning assets	974,726			895,978
Total assets	$9,446,623			$7,722,256

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,635,782	$4,159	0.23%	$3,095,483	$3,050	0.20%
Time deposits	1,393,307	3,329	0.48%	1,377,623	3,519	0.52%
Total interest-bearing deposits	5,029,089	7,488	0.30%	4,473,106	6,569	0.30%
Federal funds purchased	470	2	0.86%	666	2	0.61%
Securities sold under agreement to repurchase	122,373	279	0.46%	173,906	335	0.39%
FHLB borrowed funds	1,385,461	6,144	0.89%	658,284	2,103	0.64%
Subordinated debentures	60,826	763	2.52%	60,826	663	2.20%
Total interest-bearing liabilities	6,598,219	14,676	0.45%	5,366,788	9,672	0.36%
Non-interest bearing liabilities
Non-interest bearing deposits	1,562,725			1,286,275
Other liabilities	60,505			33,502
Total liabilities	8,221,449			6,686,565
Shareholders' equity	1,225,174			1,035,691
Total liabilities and shareholders' equity	$9,446,623			$7,722,256
Net interest spread			4.72%			4.90%
Net interest income and margin - FTE		$203,045	4.82%		$168,254	4.97%

FOR MORE INFORMATION CONTACT:

Jennifer C. Floyd

Chief Accounting Officer &
Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929